UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2020

Acushnet Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street	Fairhaven,	Massachusetts	02719
(Address of principal executive offices)			(Zip Code)

(800) 225‑8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 par value per share	GOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01       Entry into a Material Definitive Agreement.

On July 3, 2020 (the “First Amendment Effective Date”), Acushnet Company, Acushnet Canada Inc. and Acushnet Europe Ltd, as borrowers (each, a “Borrower”), Acushnet Holdings Corp. (the “Company”) and certain other subsidiaries of Acushnet Company, as guarantors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), entered into a first amendment to the existing credit agreement (the “First Amendment”). The First Amendment amends the Amended and Restated Credit Agreement, dated December 23, 2019 (the “Credit Agreement” and, as amended by the First Amendment, the “Amended Credit Agreement”), by and among the Borrowers, the Company, the lenders from time to time party thereto, the Administrative Agent and the other agents named therein.  The Amended Credit Agreement, together with related security, guarantee and other agreements, is referred to as the “Amended Credit Facility.”

The First Amendment amends the Credit Agreement to, among other things, modify the maximum net average total leverage ratio for each of the fiscal quarters ending after the First Amendment Effective Date and on or before September 30, 2021 (such period of time, the “Covenant Relief Period”). During the Covenant Relief Period, in lieu of complying with a maximum net average total leverage ratio of 3.50 to 1.00, Acushnet Company will be required to comply with a maximum net average total leverage ratio of 5.50 to 1.00 for the fiscal quarter ending September 30, 2020, 6.50 to 1.00 for the fiscal quarters ending December 31, 2020 and March 31, 2021, 4.50 to 1.00 for the fiscal quarter ending June 30, 2021 and 4.00 to 1.00 for the fiscal quarter ending September 30, 2021. Beginning with the fiscal quarter ending December 31, 2021, Acushnet Company will be required to comply with its previous maximum net average total leverage ratio of 3.50 to 1.00.

The First Amendment modified the interest rate applicable to borrowings under the Amended Credit Agreement during the Covenant Relief Period from a range of 1.00% - 1.75% over the Eurodollar Rate (as defined in the Amended Credit Agreement, which includes a 0.75% floor during the Covenant Relief Period) or 0.00% - 0.75% over the Base Rate (as defined in the Amended Credit Agreement) to a range of 1.00% - 2.50% over the Eurodollar Rate or 0.00% - 1.50% over the Base Rate. The First Amendment modified the commitment fee rate payable during the Covenant Relief Period in respect of unused portions of the revolving credit facility from a range of 0.15%-0.30% to a range of 0.15%-0.45%.

During the Covenant Relief Period, Acushnet Company has the right under the Amended Credit Agreement, to establish a new revolving credit facility (a “364-Day Revolving Credit Facility”) providing for up to $150.0 million of revolving commitments of a new class maturing no later than the earlier of (x) 364 days from establishment of such facility and (y) the latest maturity applicable to then outstanding term loans and existing revolving credit loans under the Amended Credit Facility. The lenders under the Amended Credit Facility will not be under any obligation to provide commitments under a 364-Day Revolving Credit Facility, and the establishment of a 364-Day Revolving Credit Facility is subject to customary conditions precedent.

The First Amendment amends the incremental facilities provision in the Credit Agreement, which permits Acushnet Company to request additional term loans and/or increases to the existing revolving credit facility in an aggregate principal amount not to exceed (i) $225.0 million (the “Free and Clear Incremental Amount”) plus (ii) an unlimited amount so long as the net average secured leverage ratio (as defined in the credit agreement) does not exceed 2.25 to 1.00 on a pro forma basis (the “Incremental Provision”). Under the Amended Credit Agreement, the Incremental Provision is unavailable during the Covenant Relief Period. In addition, at any time that a 364-Day Revolving Credit Facility is in effect, outstanding commitments and loans under such 364‑Day Revolving Credit Facility will reduce the Free and Clear Incremental Amount.

The Amended Credit Agreement modified certain liens, indebtedness, investments and restricted payments covenant baskets to be more restrictive during the Covenant Relief Period. Acushnet Company may elect an early termination of the Covenant Relief Period, subject to pro forma compliance with a net average total leverage ratio of 3.50 to 1.00.

The above summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01       Regulation FD Disclosure.

On June 30, 2020, Acushnet Company elected to pay down the $200.0 million revolver loan borrowed on April 1, 2020 as part of the actions taken by the Company relating to the COVID-19 pandemic. Following such repayment, we had outstanding borrowings under the revolving credit facility of approximately $173.8 million and available borrowings of $219.6 million, after giving effect to $6.6 million of outstanding letters of credit.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of July 3, 2020, among Acushnet Holdings Corp, Acushnet Company, Acushnet Canada Inc., Acushnet Europe Ltd., certain other subsidiaries of Acushnet Company and Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

104	The cover page from this Current Report on Form 8-K, formatted Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Thomas Pacheco
Name:	Thomas Pacheco
Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: July 9, 2020